Exhibit 99.1

News Release

CONTACT: Gary Smith
(212) 697-2509
(212) 681-9817 (fax)

       Medix Resources Announces Appointment of Louis E. Hyman as Permanent Chief
                                Technology Officer

          Healthcare Technologist to Lead Company's Next Generation of Software
                                    Development
                                      ------

      NEW YORK, May 21, 2001 - Medix  Resources,  Inc. (AMEX:  MXR) today announced that Louis E. Hyman, the Company's interim chief technology  officer,  has accepted the permanent  position of Executive  Vice  President & Chief  Technology  Officer.
Mr. Hyman assumes full  responsibility  for the  development  and refinement of the
Cymedix(R) connectivity   software  and  transaction   suite  serving   physicians,
hospitals, and payor organizations.

      Mr.   Hyman  joins  Medix  from  iDeal   Technologies,   Inc.,  a  healthcare
integration  consulting  firm,  and brings to Medix a wealth of  directly  relevant experience in developing  healthcare  connectivity  solutions,  physician  practice management  systems,  and advanced  web-based  applications  targeted to physicians and health insurers.  Prior to founding iDeal  Technologies,  Mr. Hyman held senior technology  management  and executive  positions with  CareInsite,  Inc. and LaPook
Lear  Systems  Inc.,  both of which have been  merged  into  WebMD.  As a result of these  transactions,  Mr.  Hyman  joined  WebMD as Vice  President  of  Information
Technology,  where he played a key role in WebMD's  integration  efforts as well as initiatives to improve the Company's  profitability.  He graduated  Summa Cum Laude from St. John's University where he earned a B.S. degree in Computer Science.

      Medix CEO John Prufeta  commented,  "We are  delighted  that Louis has chosen to join Medix as a  permanent  member of our  executive  team.  Since  joining  our
Company in March,  Mr. Hyman has  demonstrated  exceptional  skills and  managerial expertise in leading our  technology  and product  application  development  teams.
He  joins  Medix  with  an  impressive   portfolio  of  skills,   particularly   in
engineering  software  products for  physicians  and payors.  We have no doubt that his  expertise  will be  recognized  by our customers and will further our position as a technology leader in the healthcare connectivity industry."

      Mr. Hyman  stated,  "The eHealth  industry is  undergoing  rapid change which presents  significant  opportunities  for  companies in this sector.  From my brief time with Medix,  I am  impressed  with the  Company's  products,  technology,  and capabilities,  which  position it well to  capitalize  on these  opportunities  and
fulfill  its  mission  of  building   collaborative,   connectivity   services  for
physicians  and  payors.  We  share  many  of the  same  visions  for  the  role of technology  in general,  and Medix  solutions in  particular.  Having  designed and built healthcare systems in my previous professional  associations,  I look forward to making a strong contribution to the Medix mission."

About Medix Resources, Inc.
      Medix  Resources,  Inc.  through its wholly  owned  subsidiary  Cymedix  Lynx
Corporation  is the developer  and provider of the Cymedix(R)suite of fully secure, patented Internet based software  products,  that enable real time communication of high value added healthcare  information  among doctor offices,  hospitals,  health management  organizations  and insurance  companies.  Additional  information about
Medix  Resources  and its  products  and  services can be found by visiting its Web sites, WWW.MEDIXRESOURCES.COM and WWW.CYMEDIX.COM, or by calling (800) 326-8773.

                                       # # #
Information  in  this  press  release  contains  forward-looking   statements  that
involve  risks  and  uncertainties   that  might  adversely  affect  the  Company's
operating   results  in  the  future  to  a   material   degree.   Such  risks  and
uncertainties  include,  without  limitation,  the  ability of the Company to raise capital to finance the  development  of its software  products,  the  effectiveness and the  marketability  of those  products,  the  ability of the Company to protect its  proprietary  information,  and the  establishment  of an  efficient  corporate
operating   structure   as  the   Company   grows.   These  and  other   risks  and
uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000,  and its Form 10-Q for the first quarter of 2001,  which were filed with the  Securities and Exchange  Commission on March 21, 2001,  and May 14, 2001,  respectively.  This information is available from the SEC or the Company.